                                  EXHIBIT 99.1


   CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE SECURITIES REFORM ACT OF 1995



         Landmark desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in Landmark's prior SEC filings.

         Landmark wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Landmark's actual results, and could cause Landmark's actual consolidated results for the financial periods ending after the date hereof, including, without limitation, the fiscal quarter ending March 31, 1996, to differ materially from those expressed in any forward-looking statements made by or on behalf of Landmark:

    o Uncertainty in the oil and gas markets due to price fluctuations, corporate restructurings, political developments, changes in tax policy and governmental regulations and other factors, which could have a material adverse impact on exploration and production budgets of Landmark's customers (i.e., domestic and international oil and gas companies) and, consequently, on the business and prospects of Landmark.

    o Timing and volume differences in the shipment of some of Landmark's computer-aided exploration and reservoir management ("CAEX/CARM") systems caused by factors such as new product transitions, reorganization of sales and distribution channels, changes in marketing strategies, delays in new product introductions, shortages of system components, delays in obtaining required import/export permits and customer purchasing patterns.

    o The inability of the Company to continue to improve its existing product lines (including the CAEX/CARM systems), to address customer needs, to maintain a reputation for technological leadership, to achieve market acceptance, to anticipate changes in technology and industry standards and, to the extent such changes impact the Company's technology and products, to respond to technological developments on a timely basis, either internally or through strategic alliances. Examples of such problems could include (i) current competitors or new market entrants that develop new technologies, products or standards which could render the Company's products less useful or obsolete, (ii) technical problems which may arise in connection with the Company's adaptation of its products to function on other operating systems such as PC-based operating systems in addition to the Company's traditional UNIX operating system, (iii) downward pressure on prices from the entry of additional low cost, lower functionality software products, and (iv) problems or delays in developing and marketing, on a timely and cost effective basis, product enhancements or new products that respond to technological developments, address the marketplace, or comply with industry standards, whether developed by Petrotechnical Open Software Corporation, Public Petroleum Data Model or others.

    o Competitive pressures in the market for CAEX/CARM systems including competition from certain of the major oil and gas companies and new competitors which are entering the market, and competition in the data management market.

    o Risks associated with international operations (which accounted for approximately 55% of the Company's revenues for the six-month period ended December 31, 1995), including fluctuations in currency exchange ratios, nationalization or expropriation of assets, import/export controls, political instability, variations in the protection of intellectual property rights, limitations on foreign investment, restrictions on the ability to convert currency and the additional expenses and risks inherent in conducting operations in geographically distant locations, with customers speaking different languages and having different cultural approaches to the conduct of business.

    o Any factor adversely affecting sales of the Company's seismic interpretation and geologic interpretation and mapping products, from which the Company currently derives a substantial portion of its revenues, or any factor adversely affecting the successful development and introduction of new and enhanced versions of these products and customer acceptance of such new and enhanced versions.

    o The loss of any one or more key customers (i.e., primarily major oil and gas companies and large independents) of the Company's CAEX/CARM systems, as well as problems which the Company may incur in its ability to expand into new market segments, such as national oil companies and small independent oil companies.

    o A successful challenge to the validity of the Company's patents, copyrights and/or trademarks and/or the Company's confidential proprietary information becoming publicly available. In addition, substantial resources may be required to prosecute infringement claims for unauthorized use by third parties of the Company's proprietary rights, or to defend claims that the Company's products infringe upon the proprietary rights of others.

    o Any supply or quality control problems with the Company's vendors for either hardware components or software releases. Further, if Landmark is unable to obtain adequate supplies of the hardware platforms utilized in its CAEX/CARM systems (the Sun Microsystems SPARCstation, the IBM RISC System/6000 workstation and the SiliconGraphics Workstation) or is required or decides to incorporate a different hardware platform or operating system in its CAEX/CARM systems, the Company could experience delays or reductions in production and/or increased expenses while the Company redesigns its CAEX/CARM systems, all of which could have an adverse effect on the financial performance of the Company.

    o Failure by Landmark to retain and to continue to attract senior management or key personnel, which could adversely affect Landmark's ability to compete.

    o The diversion of management time and other resources to acquisitions and away from the business of the Company.

    o Failure to timely and effectively implement the reorganization of the Company's sales and distribution functions, which began in fiscal 1995.